Exhibit 10.6.1

FIRST AMENDMENT TO

MARKETING AGENT AGREEMENT

This first amendment (the “Amendment”) to the Marketing Agent Agreement (the “Agreement”) dated as of March 18, 2020 by and among United States Gold and Treasury Investment Trust, a Delaware statutory trust (the “Trust”), which is sponsored by Wilshire Phoenix Funds LLC (the “Sponsor”), and Foreside Fund services, LLC (“Foreside”) is entered into as of August 24, 2020 (the “Effective Date”).

WHEREAS, Trust and Foreside (the “Parties”) desire to amend the Agreement to reflect a change of name for the Trust; and

WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.
2.	All references in the Agreement to the Trust being named United States Gold and Treasury Investment Trust are hereby deleted and replaced by the new Trust name of: Wilshire wShares Enhanced Gold Trust.
3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

WILSHIRE wSHARES ENHANCED GOLD TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ William Cai	By:	/s/ Mark Fairbanks
	William Cai, Partner		Mark Fairbanks, Vice President